UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2023

Appreciate Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39758	83-2426917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6101 Baker Road, Suite 200 Minnetonka, MN	55345
(Address of principal executive offices)	(Zip Code)

(952) 470-8888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SFR	The Nasdaq Stock Market LLC
Warrants to purchase Class A Common Stock, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SFRWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On May 5, 2023, our senior secured lender, St. Cloud Capital Partners III SBIC, LP (“St. Cloud”) delivered a Notice of Defaults and Reservation of Rights (the “Default Notice”) to the Company alleging certain new defaults under the applicable loan documents with St. Cloud. The current principal amount outstanding under the St. Cloud facility is $9.4 million. The Company remains current on all regularly scheduled interest and principal payments under the St. Cloud loan documents. The Default Notice stated that St. Cloud intends to treat such defaults as “Events of Default” if they are not cured within 30 days following the date of the notice. The company is in the process of negotiating a forbearance agreement with St. Cloud pursuant to which St. Cloud would agree to forbear from exercising its rights and remedies under the loan documents in accordance with the terms of such forbearance agreement. We also continue to work to resolve our current liquidity challenges by engaging in discussions with certain parties regarding additional sources of capital to fund our short-term and long-term capital needs. Depending upon the results of these efforts, we may explore selling assets or seek potential additional debt or equity financing to fund our obligations. The Company is optimistic that it will be able to reach agreement with St. Cloud regarding the terms of a forbearance agreement. However, if we are unable to reach agreement with St. Cloud, we would have an obligation to pay off the full amount outstanding under the facility and there is a risk that we could be required to discontinue or significantly reduce the scope of our operations, including through the sale of our assets, if no other financing options are available. The full text of the Default Notice is set forth in Exhibit 99.1 which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Notice of Defaults and Reservation of Rights from St. Cloud Capital Partners III SBIC, L.P. dated May 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Appreciate Holdings, Inc.

Date: May 11, 2023	By:	/s/ Christopher Laurence
	Name:	Christopher Laurence
	Title:	Chief Executive Officer

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